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                                                                     Exhibit (m)


                            RUSSELL INSURANCE FUNDS

                                  RULE 12b-1

                  DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

                                CLASS E SHARES

     This Rule 12b-1 Distribution and Shareholder Services Plan (the "Plan") has been adopted with respect to Class E Shares ("Shares") issued by certain Funds, as defined below, of Russell Insurance Funds (the "Company"), an open-end management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act"), consisting of distinct portfolios of shares of common stock (each a "Fund" or, collectively, the "Funds") by the Board of Trustees of the Company (the "Board").

     This Plan will pertain to each of the following Funds: Multi-Style Equity Fund, Aggressive Equity Fund, Non-U.S. Fund, Real Estate Securities Fund and Core Bond Fund.

     This Plan shall also apply to Shares of any other Fund as shall be designated from time to time by the Board in any supplement to the Plan ("Supplement").

     Section 1.     Payment for Distribution/Shareholder Services. The Company
     ---------      ---------------------------------------------
may compensate the Distributor or any broker-dealers, banks, investment advisers, financial planners, insurance companies and other financial institutions that are dealers of record or holders of record or that have a servicing relationship with the beneficial owners or record holders of Shares of any of the Company's Funds offering such Shares ("Agents"), for any activities or expenses intended result in the sale of Class E Shares or intended to assist, support, or service their clients who beneficially own or are record holders of Shares of the Company's Funds, as set forth in a Distribution and Servicing Agreement, a form of which is set forth as Appendix A hereto (the "Agreement"), provided that any material modifications of services listed in the Agreement shall be presented for approval or ratification by the Board at the next regularly scheduled Board meeting. Payments by the Company under this Section 1 of the Plan will be accrued daily and paid quarterly at a rate or rates set from time to time by the Company's Board, provided that no rate set by the Board for Shares of any Fund may exceed, on an annual basis, .25% of the average net asset value of that Fund's Shares.

     Section 2.     Distribution/Shareholder Servicing Expenses Covered by the
     ---------      ----------------------------------------------------------
Plan. The fees payable under Section 1 of this Plan may be used to compensate
----
the Distributor for providing or arranging for distribution or shareholder services and related expenses incurred by it with respect to Shares, including for payments made by the Distributor to compensate Agents for providing such support or shareholder services and incurring such related expenses.


     Section 3.     Sales Support/Shareholder Services Agreements. Any officer
     ---------      ---------------------------------------------
of RIF is authorized to execute and deliver, in the name and on behalf of RIF, a written Distribution and Servicing Agreement with the Distributor, each in a form duly approved from time to time by the

Company's Board. Any such Agreement with the Distributor shall be substantially in the form attached hereto as Appendix A until modified by the Board.

     Section 4.     Limitations on Payments. Payment made by a Fund under
     ---------      -----------------------
Section 1 must be for distribution or shareholder services rendered for or on behalf of such Fund. All expenses incurred by a Fund in connection with the Agreement and the implementation of this Plan shall be borne entirely by the beneficial owners or holders of the Shares of the Fund involved. If more than one Fund is involved and these expenses are not directly attributable to the Shares of a particular Fund, then the expenses may be allocated between or among the Shares of all relevant Funds in a fair and equitable manner.

     Notwithstanding anything herein to the contrary, no Fund shall be obligated to make any payments under this Plan that exceed the maximum amounts payable under Section 2830(d) of the National Association of Securities Dealers, Inc., Conduct Rules.

     Section 5.     Reports of Distributor. So long as this Plan is in effect,
     ---------      ----------------------
the Distributor shall provide to the Company's officers and Board, and the Board shall review at least quarterly, a written report of the amounts expended by it pursuant to this Plan and the purposes for which such expenditures were made.

     Section 6.     Continuance of Plan. Unless sooner terminated, this Plan may
     ---------      -------------------
continue in effect for a period of one year from its date of approval and shall continue thereafter for successive annual periods, provided that such continuance is specifically approved by a majority of the Board, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, of the Company and have no direct or indirect financial interest in the operation of this Plan or in any Agreement related to this Plan (the "Disinterested Trustees") cast in person at a meeting called for the purpose of voting on this Plan.

     Section 7.     Amendments. This Plan may be amended at any time with
     ---------      ----------
respect to any Fund by the Board provided that any material amendment of the terms of this Plan (including a material increase of the fee payable hereunder) shall become effective only upon the approvals set forth in Section 6 hereof and any additional approvals required by the 1940 Act.

     Section 8.     Termination. This Plan is terminable, as to a Fund's Shares,
     ---------      -----------
by vote of a majority of the Disinterested Trustees.

     Section 9.     Selection/Nomination of Trustees. While this Plan is in
     ---------      --------------------------------
effect, the selection and nomination of the Disinterested Trustees shall be committed to the discretion of such Disinterested Trustees.

     Section 10.    Records. The Company will preserve copies of this Plan, and
     ----------     -------
any agreements and written reports regarding this Plan presented to the Board for a period of not less than six years.
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     Section 11.    Miscellaneous. The captions in this Plan are included for
     ----------     -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, Russell Insurance Funds has adopted this Distribution and Shareholder Services Plan as of April 30, 2001.

                                            RUSSELL INSURANCE FUNDS



                                            By:    /s/ Lynn L. Anderson
                                               ------------------------------
                                            Title: President
                                                  ---------------------------
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                                                                      Appendix A

                                    FORM OF
                DISTRIBUTION AND SHAREHOLDER SERVICES AGREEMENT
                               WITH DISTRIBUTOR

                            RUSSELL INSURANCE FUNDS

                                CLASS E SHARES


Ladies and Gentlemen:

We wish to enter into this Distribution and Shareholder Services Agreement ("Agreement") with you concerning the provision of sales support assistance, direct or indirect shareholder assistance, support, and administrative services or any combination thereof to persons who may from time to time hold or beneficially own or hold as shareholders of record Class E Shares ("Class Shares") in one or more of the portfolios (the "Funds") of Russell Insurance Funds ("RIF") for which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act").

     The terms and conditions of this Agreement are as follows:

     Section 1.  You agree to provide or cause to be provided sales support,
     ---------
shareholder servicing and administrative support services to Shareholders who may from time to time beneficially own Class Shares. Such services may include, but neither are required to include nor are limited to arranging for or providing the following distribution-related services and materials: (1) providing facilities to answer questions from prospective investors about the Investment Company; (2) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (3) preparing, printing and delivering prospectuses and shareholder reports to prospective investors; (4) complying with federal and state securities laws pertaining to the sale of Class Shares; (5) preparing advertising and promotional materials; (6) assisting investors in Class Shares in completing application forms and selecting dividend and other account options; and (7) forwarding sales literature and advertising provided by or on behalf of the Investment Company to Customers and providing such other sales support assistance as may be requested by the Investment Company from time to time. In addition, you may provide your endorsement of the Class Shares as an inducement for others to invest in the Class Shares.

Additionally such services may include, but neither are required to include nor are limited to arranging for or providing the following shareholder servicing and administrative support-related services and materials: (1) acting as the sole shareholder of record and nominee for beneficial Class Shareholders; (2) maintaining account records for beneficial Class Shareholders; (3) receiving, aggregating and processing beneficial Class Shareholder purchase, exchange, and redemption orders from beneficial Class Shareholders and placing net purchase, exchange, and redemption requests with us; (4) issuing confirmations to beneficial Class Shareholders; (5) providing and maintaining elective services for beneficial Class Shareholders such as check writing and wire transfer services; (6) providing beneficial Class Shareholder sub-accounting; (7) communicating periodically with beneficial Class Shareholders; (8) answering questions and handling correspondence from Class Shareholders about their accounts; (9) providing sweep program servicing; selecting, providing, and maintaining pre-authorized investment allocation plans; and (10) providing such other similar services as we may reasonably require to the extent you are permitted to do so under applicable statutes, rules or regulations.

All services rendered or caused to be rendered hereunder by you shall be performed in a professional, competent and timely manner.

     Section 2.  You will perform or cause to be performed only those activities
     ---------
which are consistent with applicable statutes and regulations.

     Section 3.  You will provide or cause to be provided such office space and
     ---------
equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or by any personnel employed by you or by any person you retain to provide services described in this Agreement) as may be reasonably necessary or beneficial in order to provide the shareholder investment support services contemplated hereby.

     Section 4.  Neither you nor any of your officers, employees or agents are
     ---------
authorized to make any representations concerning us or the Class Shares except those contained in our then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

     Section 5.  For all purposes of this Agreement you will be deemed to be an
     ---------
independent contractor, and will have no authority to act as agent for us in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the distribution, purchase, redemption, transfer or registration of Class Shares (or orders relating to the same) by or on behalf of Shareholders. You and your employees will, upon request, be available during normal business hours to consult with us and our respective designees concerning the performance of your responsibilities under this Agreement.

     Section 6.  In consideration of the services and facilities provided or
     ---------
caused to be provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee equal to 0.25 of 1% of the average net asset value of Class Shares held by Shareholders as described in the applicable then current prospectuses. The fee rate payable to you may be prospectively increased or decreased by us in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Class Shares of any and all Funds, including the sale of Class Shares to you for the account of any Shareholder or Shareholders and require that Class Shares be redeemed if any conditions of investment in Class Shares, as described in the applicable then current prospectuses, are not met. Compensation payable under this Agreement is subject to, among other things, Section 2830(d) of the National Association of Securities Dealers, Inc. ("NASD") Conduct Rules governing receipt by NASD members of shareholder investment services plan fees from registered investment companies (the "NASD Rules") to the extent that the NASD Rules are deemed applicable to such compensation. Moreover, to that extent, Such compensation shall only be paid for services determined to be permissible under the NASD Rules.

     Section 7.  You agree to furnish us or our respective designees with such
     ---------
information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Shareholders of the services described herein), and will otherwise cooperate with us and our respective designees (including, without limitation, any auditors or legal counsel designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

     Section 8.  We may enter into other similar Agreements with any other
     ---------
person or persons without your consent.

     Section 9.  By your written acceptance of this Agreement, you represent,
     ---------
warrant and agree that: (i) in no event will any of the services provided or caused to be provided by you hereunder be primarily intended to result in the sale of any shares issued by RIF; (ii) the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of Shareholders' assets in Class Shares of the Funds, will be disclosed by you to Shareholders to the extent required by applicable laws or regulations, will be authorized by Shareholders and will not result in an excessive or unreasonable fee to you, and (iii) in the event an issue pertaining to this Agreement is submitted for shareholder approval, and you have the authority for Shareholders to do so, you will vote any Class Shares held for your own account in the same proportion as the vote of the Class Shares held for Shareholders' benefit.

     Section 10. You agree to conform to compliance standards adopted by us as
     ----------
to when Class Shares in a Fund may be appropriately sold to or retained by particular investors.

     Section 11. This Agreement will become effective on the date a fully
     ----------
executed copy of this Agreement is received by us or our designee and continues in effect until terminated. This Agreement is terminable with respect to Class Shares of any Fund, without penalty, at any time by us (which termination may be by a vote of a majority of our Disinterested Trustees) or by you upon written notice to the other party hereto.

     Section 12. All notices and other communications to either you or us will
     ----------
be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a confirming copy by mail), or to such other address as either party shall so provide in writing to the other.

     If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at the following address: 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880; Attention: President.

                                      Very truly yours,

                                      RUSSELL INSURANCE FUNDS

Dated as of  _______________          By: _______________________________

                                      Name: _____________________________

                                      Title: ____________________________

                                      ACCEPTED AND AGREED TO:

                                      RUSSELL FUND DISTRIBUTORS, INC.
                                      909 A Street
                                      Tacoma, WA 98402

                                      Fax # (253) 596-2497

                                      Attention: ________________________

Dated as of ________________          By: _______________________________

                                      Name: _____________________________

                                      Title: ____________________________